Exhibit 10.3

FIRST AMENDMENT AND CONSENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 20, 2021, is entered into by and among iMedia Brands, Inc., a Minnesota corporation (“iMedia” or “Borrowing Agent”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), TCO, LLC, a Delaware limited liability company (“TCO”), JWH Acquisition Company, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION, LLC, a Delaware limited liability company (“Norwell”), 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue” and together with iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, TCO, JWH Acquisition, Norwell, and any other Person who from time to time becomes a Borrower under the Loan Agreement, collectively, the “Borrowers” and each individually, a “Borrower”), VVI FULFILLMENT CENTER, INC., a Minnesota corporation (“VVI Fulfillment”), EP PROPERTIES, LLC, a Minnesota limited liability company (“EP Properties”), PORTAL ACQUISITION COMPANY, a Minnesota corporation (“Portal” and together with VVI Fulfillment, EP Properties, and any other Affiliates of the Borrowers who become signatory to the Loan Agreement from time to time as guarantors, if any, each a “Guarantor” and collectively, the “Guarantors”), SIENA LENDING GROUP LLC, as a lender (“Siena” and together with any other financial institutions who become part to the Loan Agreement referred to below from time to time, each a “Lender” and collectively, the “Lenders”) and SIENA LENDING GROUP LLC, as administrative and collateral agent for the Lenders (in such capacity, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.       Agent, Lenders and Borrowers have previously entered into that certain Loan and Security Agreement dated as of July 30, 2021 (as amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lenders have made certain loans and financial accommodations available to Borrowers.

B.       Borrowers wish to acquire (through its wholly owned Subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH), registered with the commercial register of the local court of Munich under HRB 267579 (“123tv Holding”)) the stock of 123tv Invest GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Munich/Germany and registered with the commercial register held with the local court of Munich under HRB 228541 (“123tv Invest”), and 123tv Holding GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Munich/Germany and registered with the commercial register held with the local court of Munich under HRB 228364 (“123tv”), and their direct and indirect Subsidiaries (including 1-2-3.TV (as defined below), pursuant to a Sale and Purchase Agreement (“SPA”) and other documents and agreements executed in connection therewith (the “Acquisition”) to be entered into on or about September 20, 2021 with an anticipated closing date of October 31, 2021, for an aggregate purchase price of approximately $94,458,760.00 (EUR 80,000,000), subject to cash, debt and working capital adjustment, which shall be financed in part from the proceeds of the following: (i) approximately $73,204,950.00 (EUR 62,000,000) from the proceeds of a bond issuance and (ii) approximately $21,249,810 (EUR 18,000,000) from the proceeds of a vendor loan agreement made by 123tv Holding in favor of sellers.

C.       In connection with the Acquisition, iMedia wishes to enter into an indenture or other debt instrument issued by one or more borrowers in favor of certain debtholders signatory thereto dated on or about September 27, 2021 pursuant to which such Borrowers plan to issue bonds in an aggregate principal amount of approximately $80,000,000 subject to a mandatory redemption obligation if the Acquisition is not consummated within the time specified thereunder (the “Bond Issuance”).

D.       123tv Holding, as borrower, further wishes to execute and deliver a vendor loan agreement in favor of the sellers party to the Acquisition, in the original principal amount of approximately $18,000,000 (the “Seller Note” and together with the Bond Issuance and the Acquisition, collectively, the “Transaction”), which Seller Note would be guaranteed by iMedia and 1-2-3.TV GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Grünwald/Germany and registered with the commercial register held with the local court of Munich under HRB 151802.

E.       Borrowers have requested that Agent and Lenders (a) consent to the Transaction and (b) amend the Loan Agreement, in each case on the terms and conditions set forth herein.

F.       Agent and Lenders are willing to provide such consent and Agent, Lenders and Borrowers now wish to amend the Loan Agreement, in each case on the terms and conditions set forth herein.

G.       Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Amendments to Loan Agreement.

(a)                Schedule B to the Loan Agreement is hereby amended by adding the defined terms “Bond Indebtedness”, “First Amendment and Consent, ” “iMedia&123tv Holding” and “First Amendment Effective Date”, each in the appropriate alphabetical order as follows:

“Bond Indebtedness” means an indenture or other debt instrument issued by one or more borrowers in favor of certain debtholders signatory thereto dated on or about October 31, 2021 pursuant to which such Borrowers will issue bonds in an aggregate principal amount of approximately $80,000,000.

“First Amendment and Consent” means that certain First Amendment and Consent to the Loan Agreement dated as of September 13, 2021 by and among Agent, Lenders and the Loan Parties.

“iMedia&123tv Holding” means iMedia&123tv Holding GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Munich/Germany and registered with the commercial register of the local court of Munich under HRB 267579.

“First Amendment Effective Date” means September 13, 2021.

(b)                Schedule B to the Loan Agreement is hereby amended by amending and restating defined terms “Consolidated Adjusted EBITDA” “Senior Debt” and “Senior Net Leverage Ratio”, each in its entirety as follows:

“Consolidated Adjusted EBITDA” means, for the applicable period, for the Loan Parties on a consolidated basis, such Loan Parties’ consolidated adjusted EBITDA for such period as publicly reported by the Borrowers in their financial statements for such period; provided, however that solely for purposes of calculating Consolidated Adjusted EBITDA of iMedia&123tv Holding, the Acquisition (as defined in the First Amendment and Consent) shall be deemed to have occurred as of the first day of the applicable period of measurement, (i) for the one fiscal quarter ending on or about (i) the last day of the fiscal quarter in which the Acquisition is consummated (the “Acquisition Quarter”), Consolidated Adjusted EBITDA shall be deemed to equal the Consolidated Adjusted EBITDA for the Acquisition Quarter, multiplied by a factor of four (4); (ii) the last day of the fiscal quarter immediately after the Acquisition Quarter, Consolidated Adjusted EBITDA for such period shall be deemed to equal the actual Consolidated Adjusted EBITDA for the two fiscal quarters then ended, multiplied by a factor of two (2); and (iii) the last day of the second fiscal quarter immediately after the Acquisition Quarter, Consolidated Adjusted EBITDA for such period shall be deemed to equal the actual Consolidated Adjusted EBITDA for the three fiscal quarters then ended, multiplied by a factor of one and one-third (1 1/3).

“Senior Debt” means the sum of (a) outstanding principal amount of all Revolving Loans and issued and outstanding Letters of Credit under this Agreement, (b) the outstanding principal balance of the Term Debt Permitted Indebtedness and (c) the outstanding principal balance of the Bond Indebtedness.

“Senior Net Leverage Ratio” means, as of the last day of any fiscal quarter of Loan Parties, the ratio of (i) (a) Senior Debt as of the last day of any fiscal quarter of Loan Parties minus (b) the total cash on deposit in the Borrowers’ Deposit Accounts (other than Restricted Accounts) as of the last day of such fiscal quarter to (ii) Loan Parties’ Consolidated Adjusted EBITDA for the most recent four fiscal quarters ended as of the last day of the most recent fiscal quarter then ended.

(c)                Schedule E to the Loan Agreement is hereby deleted in its entirety and replaced with the schedule in the form of Exhibit A attached hereto.

2.                   Consent. Notwithstanding anything to the contrary contained in the Loan Agreement, to the extent Lender’s consent is necessary and/or required under the Loan Agreement, Lender hereby consents to the Transaction (including the Indebtedness, Liens and Acquisition arising in connection therewith) and waives any obligation under Section 3.3 of the Loan Agreement that would otherwise require that 123tv Invest, 123tv, or any of their Subsidiaries, to become a Loan Party under the Loan Documents and to grant Agent a Lien in and to their respective assets; provided, that Borrowers acknowledge and agree that Borrowers may not use any proceeds of Revolving Loans to satisfy any mandatory redemption obligations arising out of the Bond Issuance (it being understood that the foregoing does not modify the obligation of iMedia to execute and deliver to Agent on behalf of itself and each of the Lenders, (i) a joinder to the Loan Agreement in form and substance satisfactory to Agent whereby iMedia&123tv Holding will become a Guarantor and Loan Party thereto and (ii) a Negative Pledge Agreement regarding the Equity Interests in 123tv Holding in accordance with the terms hereof); provided, that, on or before the date that is (i) five (5) Business Days after the execution and delivery of the SPA by the parties thereto and (ii) five (5) Business Days after the consummation in full of each aspect of the Transaction, in each case, Borrowers deliver to Agent fully executed copies of all material documentation executed in connection therewith and any other related documentation that Lender may reasonably request in its Permitted Discretion related thereto.

3.                   Amendment Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to jointly and severally pay to Agent for the benefit of the Lenders an amendment fee in the amount of $75,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.

4.                   Effectiveness of this Amendment. This Amendment and the consent provided for herein shall become effective upon the satisfaction, as determined by Agent, of the following conditions:

(a)                Amendment. Agent shall have received this Amendment fully executed by the other parties hereto;

(b)                Amendment Fee. Agent shall have received the Amendment Fee, which may be paid as a charge to Borrowers’ Loan Account. Borrowers hereby authorize Agent to charge Borrower’s Loan Account in full payment of such Amendment Fee on the date of this Amendment;

(c)                Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date); and

(d)                Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by Agent in its Permitted discretion.

(e)                Covenants. Borrowers hereby agree to deliver to Agent or cause to be delivered to Agent, in each case within five (5) Business Days of the consummation of the Acquisition (i) a duly executed Negative Pledge Agreement from iMedia regarding the Equity Interests in 123tv Holding, substantially in the form of Exhibit B attached hereto (ii) a joinder to the Loan Agreement in form and substance satisfactory to Agent whereby iMedia&123tv Holding will become a Guarantor and Loan Party thereto, (iii) an updated Information Certificate as of the date of such joinder and after giving effect thereto, to the extent necessary, to reflect iMedia&123tv Holding as a Loan Party and (iv) all other documents reasonably requested by Agent in its Permitted Discretion in connection with such joinder.

5.                   Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)                Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)                Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c)                Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)                No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

6.                   Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT AND ALL SUCH RELATED LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

7.                   Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by e-mail, Docusign, facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

8.                   Reference to and Effect on the other Loan Documents.

(a)                Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

(c)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)                To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.                   Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.               Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

11.               Guarantors’ Acknowledgment. With respect to the amendments to the Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by this Amendment. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

Borrowers:

IMEDIA BRANDS, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

VALUEVISION RETAIL, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

FL ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

PW ACQUISITION COMPANY, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

VALUEVISION MEDIA ACQUISITIONS, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

[Signature Page for First Amendment and Consent to Loan and Security Agreement]

TCO, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

JWH ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

NORWELL TELEVISION, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

867 GRAND AVENUE LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

VALUEVISION INTERACTIVE, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

[Signature Page for First Amendment and Consent to Loan and Security Agreement]

Guarantors:

VVI FULFILLMENT CENTER, INC.

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

EP PROPERTIES, LLC

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

PORTAL ACQUISITION COMPANY

By:	/s/ Tim Peterman
Name: Tim Peterman
Its: Chief Executive Officer

[Signature Page for First Amendment and Consent to Loan and Security Agreement]

SIENA LENDING GROUP LLC, as Agent

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Steven Sanicola
Name:	Steven Sanicola
Title:	Authorized Signatory

SIENA LENDING GROUP LLC, as Lender

By:	/s/ Renee Singer
Name:	Renee Singer
Title:	Authorized Signatory

By:	/s/ Steven Sanicola
Name:	Steven Sanicola
Title:	Authorized Signatory

[Signature Page for First Amendment and Consent to Loan and Security Agreement]

Exhibit A

to

First Amendment and Consent to Loan and Security Agreement

Schedule E

Financial Covenants

(a)      Minimum Liquidity. Borrowers shall not permit Minimum Liquidity as of the end of any fiscal month to be less than $7,500,000; provided, that, solely after the consummation of the Acquisition (as defined in the First Amendment and Consent), Borrowers shall not permit Minimum Liquidity as of the end of any fiscal month to be less than $15,000,000; provided, that such amount shall be automatically reduced to $7,500,000 upon Borrowers’ delivery of evidence satisfactory to Agent in its Permitted Discretion that Borrowers had a Senior Net Leverage Ratio for the most recent fiscal quarter of not greater than 2.50:1.00.

(b)      Maximum Senior Net Leverage Ratio. Loan Parties shall maintain a Senior Net Leverage Ratio of not greater than the applicable ratio set forth in the table immediately below, and corresponding to the applicable time period, which shall be tested as of the last day of each fiscal quarter of Loan Parties and be measured on a trailing-twelve-month basis:

Time Period	Senior Net Leverage Ratio
Fiscal quarter ending October 31, 2021	3.50:1.00
Fiscal quarter ending January 31, 2022	3.50:1.00
Fiscal quarter ending April 30, 2022	3.25:1.00
Fiscal quarter ending July 31, 2022	3.00:1.00
Fiscal quarter ending October 31, 2022	2.75:1.00
Fiscal quarter ending January 31, 2023	2.75:1.00
Fiscal quarter ending April 30, 2023 and thereafter	2.50:1.00

Exhibit A to First Amendment and Consent to Loan and Security Agreement

Exhibit B

to

First Amendment and Consent to Loan and Security Agreement

NEGATIVE PLEDGE AGREEMENT

This Negative Pledge Agreement (“Agreement”) dated September __, 2021, is made by iMedia Brands, Inc., a Minnesota corporation (“iMedia”), in favor of SIENA LENDING GROUP LLC, as agent for the benefit of Lenders (“Siena” or “Agent”).

Background

A.       To induce Agent and Lenders (as defined below) to continue extending credit to iMedia Brands, Inc. (the “iMedia”) and certain of its Subsidiaries (collectively, “Borrowers”), pursuant to that certain Loan and Security Agreement (the “Loan Agreement”) dated as of July 30, 2021 among Agent, Borrowers and the financial institutions party thereto from time to time (the “Lenders”) and to enter into the First Amendment and Consent to such Loan Agreement, the Agent and Lenders are requiring iMedia to execute and deliver this Agreement to Agent. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Loan Agreement.

B.       iMedia owns 100% of the Equity Interests of iMedia&123tv Holding GmbH, a limited liability company organized under the laws of Germany with its corporate seat in Munich/Germany and registered with the commercial register held with the local court of Munich under HRB 267579 (“123tv Holding”).

C.       Agent and Lenders have required that iMedia agree to certain restrictions relating to the sale, assignment, transfer and encumbrance of all or any part of its shares, rights to purchase, options, warrants, participation or other equivalents of or interest in (regardless of how designated) equity of 123tv Holding, whether now owned or hereinafter acquired, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) (collectively, the “Equity Interests”) as a condition to its making and continuing to make financial accommodations to Borrowers under the Loan Agreement, and iMedia is willing to agree to such restrictions, all as set forth in this Agreement.

D.       This Agreement is given and is intended to provide additional security for the Obligations under the Loan Agreement.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, iMedia, intending to be legally bound hereby, covenant and agree as follows:

1.       Incorporation of Recitals. The foregoing recitals are incorporated in this Agreement by this reference.

2.       Restrictions on Transfer or Sale of Equity Interests. iMedia hereby agrees that until all Obligations have been indefeasibly paid in full and the Loan Agreement has been terminated, or as the Agent shall otherwise consent in writing, iMedia shall not directly or indirectly sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of all or any portion of the Equity Interests or any interest therein without the prior written consent of Agent.

3.       Negative Pledge; Restrictions on Hypothecation of Property. iMedia hereby agrees that until all Obligations have been indefeasibly paid in full and the Loan Agreement has been terminated, iMedia will not directly or indirectly create, assume, incur or suffer to be created, assumed or incurred any security interest, Lien, charge, mortgage, pledge, hypothecation, assignment or encumbrance of any kind on all or any part of the Equity Interests other than as created by this Agreement or consented to by Agent.

4.       Restriction on Further Negative Pledge. iMedia hereby agrees that until all Obligations have been indefeasibly paid in full and the Loan Agreement has been terminated, the Original Owners will not grant a similar “negative pledge” as that described in Section 3 above or enter into any agreement not to create, assume, incur or suffer to be created, assumed or incurred any security interest, Lien, charge, mortgage, pledge, hypothecation, assignment or encumbrance of any kind in favor of any Person.

5.       Termination. This Agreement shall remain in full force and effect until such time as the Obligations have been indefeasibly paid in full and the Loan Agreement has been terminated.

6.       Representations and Warranties of Borrower. iMedia represents and warrants to Agent as follows:

6.1       Ownership of Membership Interests. iMedia owns 100% of the Equity Interests (on a fully diluted basis) of 123tv Holding and there are no existing Liens or encumbrances upon or affecting the Equity Interests of the Borrower owned by iMedia other than as created by this Agreement.

6.2       Authority of the Original Owners. The execution and delivery by iMedia of this Agreement and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate or company action, as applicable, of iMedia. This Agreement constitutes the legal, valid and binding obligations of iMedia enforceable in accordance with its terms, subject only to the effects of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, principles of equity and exercise of judicial discretion. The execution and delivery of this Agreement and the compliance with the provisions hereof will not conflict with or constitute a breach of, or default under, any of the provisions of iMedia Certificate or Articles of Incorporation, bylaws, any other governing documents, as applicable, of iMedia or any other agreement to which any of iMedia is a party or by which iMedia is bound.

7.       Event of Default. Without limiting any of the terms of the Loan Agreement or the other Loan Documents, each of the following events shall constitute an immediate “Event of Default” (as such term is defined in the Loan Agreement) by Borrowers under the Loan Agreement (an “Event of Default”):

7.1       Breach of Agreement. iMedia breaches of any of its warranties, covenants, or obligations under this Agreement.

8.       Cumulative Remedies. Agent’s and Lenders’ rights and remedies under this Agreement are cumulative with and in addition to all other legal and equitable rights and remedies that Agent and Lenders may have under the Loan Agreement and Other Documents or under applicable law.

9.       Miscellaneous. The provisions of Section 7.3 of the Loan Agreement regarding remedies, Section 10.1 of the Loan Agreement regarding notices, Section 10.2 of the Loan Agreement regarding severability, Section 10.5 of the Loan Agreement regarding modifications in writing, Section 10.8 of the Loan Agreement regarding assignment and assumption, Section 10.11 of the Loan Agreement regarding rules of construction, Section 10.14 of the Loan Agreement regarding counterparts, Section 10.15 of the Loan Agreement regarding governing law and Section 10.16 of the Loan Agreement regarding consents to and waivers regarding jurisdiction and venue are hereby specifically incorporated by reference.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

Each of the parties has signed this Agreement as of the day and year first above written.

IMEDIA BRANDS, INC.

By:
Name:
Title:

SIENA LENDING GROUP LLC, as Agent

By:
Name:	Renee Singer
Title:	Authorized Signatory

By:
Name:	Steve Sanicola
Title:	Authorized Signatory